Exhibit 4.1

EXECUTION VERSION

WARRANT AGREEMENT

Dated as of October 28, 2016

JACK COOPER ENTERPRISES, INC.

Warrants to Purchase

Shares of Class B Common Stock

This WARRANT AGREEMENT, dated as of October 28, 2016 (this “Agreement”), is made by and among JACK COOPER ENTERPRISES, INC., a Delaware corporation (the “Company”) and SOLA LTD, a Cayman Islands exempted company, ULTRA MASTER LTD, a Cayman Islands exempted company and SOLUS OPPORTUNITIES FUND 5 LP, a Delaware limited partnership, as the initial investors (each, together with its successors and assigns, an “Investor” and together, the “Investors”).  In addition, Section 3(g) of this Agreement is acknowledged and agreed to by each of the Majority Equityholders.

WHEREAS, the Company proposes to issue 74,046 warrants (the “Warrants”) to purchase shares of Class B Common Stock of the Company (the “Class B Common Stock,” together with such other capital stock and securities, assets (including cash) and other property that may become issuable upon exercise of the Warrants being referred to herein as the “Warrant  Shares”), each Warrant initially representing the right to purchase one share of Class B Common Stock; and

WHEREAS, the Warrants are being issued in connection with that certain Credit Agreement (the “Credit Agreement”), dated as of the date hereof, by and among Jack Cooper Holdings Corp., as borrower, the lenders signatory thereto, as lenders and Wilmington Trust, National Association, as agent.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.                                           Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (b) any director or Officer of such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall have the meaning given to such term in the preamble.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Business Day” means any day other than a Legal Holiday.

“Cashless Exercise Ratio” means a ratio equal to a fraction, the numerator of which is the Fair Market Value per share of each Warrant Share issuable upon exercise of a Warrant in accordance with the terms of this Agreement on the date of exercise minus the Exercise Price per share of such Warrant Share on the date of exercise, and the denominator of which is the Fair Market Value per share on the date of exercise.

“Change of Control” shall have the meaning given to such term in the Credit Agreement.

“Class A Common Stock” means the Class A Common Stock, par value $.0001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $.0001 per share, of the Company.

“Common Stock” means shares now or hereafter authorized of any class of common shares of the Company however designated, that have the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount, including the Class A Common Stock and the Class B Common Stock.

“Company” shall have the meaning given to such term in the preamble.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exercise Price” means $0.01 per Warrant Share, as adjusted as herein provided.

“Expiration Date” means April 26, 2027.

“Fair Market Value” (a) per share of Class B Common Stock as of any date shall equal (i) if Class B Common Stock is primarily traded on a securities exchange, the last sale price of such Class B Common Stock on such securities exchange on the trading day immediately prior to such date, or if no sale occurred on such day, the mean between the closing “bid” and “asked” prices on such day, (ii) if the principal market for Class B Common Stock is in the over-the- counter market, the closing sale price of such Class B Common Stock on the trading day immediately prior to such date, as published by the National Association of Securities Dealers Automated Quotation System or similar organization, or if such price is not so published on such day, the mean between the closing “bid” and “asked” prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer reasonably satisfactory to the Company and (iii) if neither clause (i) nor clause (ii) is applicable, the fair market value of a share of Common Stock on such date as determined in good faith by the Board of Directors of the Company  (without applying any marketability, minority or other discounts); provided that if shares of Class B Common Stock have been sold in arms-length transactions by the Company within the 90-day period prior to the determination of Fair Market Value, the Fair Market Value determined pursuant to this clause (iii) shall not be less than the highest price paid for such shares during such period and (b) of any other equity securities or interests of the Company shall be the fair value of such interests based on the amount that such interests would receive in connection with a Change of Control at fair value occurring as of the date of determination, as determined in good faith by the Board.

“Holder” means any registered holder of a Warrant (including, initially and for so long as they hold the Warrants, the Investors).

“Indemnified Parties” shall have the meaning given to such term in Section 9(o).

“Inspectors” shall have the meaning given to such term in Section 9(m).

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“IPO” means an underwritten initial public offering of the equity securities of the Company or any other entity which is a direct or indirect Subsidiary of the Company or any successor corporation of any of the foregoing under the Securities Act.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Liquidating Dividend” shall have the meaning given to such term in Section 6(b).

“Majority Equityholders” means Michael Riggs and The T. Michael Riggs Irrevocable Trust of 2014.

“New Securities” shall have the meaning given to such term in Section 3(g).

“Non-U.S. Person” means any Person other than a U.S. Person.

“Officer” means, with respect to any Person, the chief executive officer, the president, the chief financial officer, any vice president or the treasurer of such Person.

“Person” means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Piggy-Back Registration” shall have the meaning given to such term in Section 8(a).

“Private Placement Legend” means the legend set forth in Section 2(e)(i) to be placed on all Warrants issued under this Agreement except where otherwise permitted by the provisions of this Agreement.

“Prospectus” means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registrable Security” means, at any time, (i) the Warrant Shares (whether or not the related Warrants have been exercised) (but only to the extent such Warrant Shares constitute Class B Common Stock, capital stock or other securities of the Company and (ii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such holder pursuant to such Registration Statement, (b) such securities are freely transferable without registration or limitation under Rule 144 (or any similar provisions then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred by the holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Sections 10 and 11 of this Agreement, including, without limitation, (a) all SEC, stock exchange and FINRA registration and filing fees and expenses, (b) fees and expenses of compliance with securities or “blue sky” laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (c) fees and expenses of preparing, printing, filing, duplicating and distributing the Registration Statement and the related Prospectus, (d) the cost of printing stock certificates, (e) the cost and charges of any transfer agent and rating agency fees, (f) printing, messenger, telephone and delivery expenses, (g) fees and disbursements of counsel for the Company and all independent certified public accountants, (h) the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Selling Holders) and (i) reasonable fees and expenses of one counsel for all Selling Holders.

“Registration Statement” means any registration statement of the Company relating to the registration for resale of Registrable Securities that is filed pursuant to the provisions of this Agreement and including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Warrant” means a Warrant bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Holder” means a Holder of Warrants who is selling Registrable Securities in accordance with the provisions of this Agreement.

“Subject Securities” shall have the meaning given to such term in Section 3(g).

“Subsidiary”  means, with respect to any specified Person:

(1)        any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)        any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Transfer Agent” shall have the meaning given to such term in Section 5(b).

“Unrestricted Warrant” means Warrants that do not bear and are not required to bear the Private Placement Legend.

“U.S. Person” means a “U.S. Person” as defined in Rule 902(k) under the Securities Act.

“Warrant Certificate” shall have the meaning given to such term in Section 2(a).

“Warrant Shares” shall have the meaning given to such term in the recitals to this Agreement.

“Warrants” shall have the meaning given to such term in the preamble.

Section 2.                                           Issuance of Warrants; Warrant Certificates.

(a)         Form and Dating.

The Warrants shall be substantially in the form of Exhibit A hereto (each, a “Warrant Certificate”). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage.

The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement. The Company and the Investors, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

(b)         Execution.

An Officer shall sign the Warrants on behalf of the Company by manual or facsimile signature.  If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.

(c)          Warrant Registrar and Depositary.

So long as any of the Warrants remain outstanding, the Company will designate and maintain: (i) an office or agency where the Warrant Certificates may be presented for exercise, (ii) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange and (iii) an office or agency where notices and demands to or upon the Company in respect of the Warrants or this Agreement may be served.

(d)         Transfer and Exchange.

Upon written request by a Holder of Warrants and such Holder’s compliance with the provisions of this Section 2(d), the Company shall register the transfer or exchange of Warrants. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Company a Warrant Certificate duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Company duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2(d).

(i)                                     Restricted Warrants to Restricted Warrants. Any Restricted Warrant may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Warrant if the Company receives a certificate in the form of Exhibit B hereto, including the certifications contained therein, as applicable;

(ii)                                  Restricted Warrants to Unrestricted Warrants. Any Restricted Warrant may be exchanged by the Holder thereof for an Unrestricted Warrant or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Warrant if the Company receives the following:

(A)                               if the Holder of such Restricted Warrants proposes to exchange such Warrants for an Unrestricted Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications thereof; or

(B)                               if the Holder of such Restricted Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of an Unrestricted Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications thereof;

and, in each such case set forth in this subparagraph (ii), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Warrants to Unrestricted Warrants. A Holder of Unrestricted Warrants may transfer such Warrants to a Person who takes delivery thereof in the form of an Unrestricted Warrant. Upon receipt of a written request to register such a transfer, the Company shall register the Unrestricted Warrants pursuant to the instructions from the Holder thereof.

(e)                                 Legends. The following legends shall appear on the face of all Warrant Certificates issued under this Agreement unless specifically stated otherwise in the applicable provisions of this Agreement.

(i)                                     Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Warrant Certificate (and all Warrants issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, AS AMENDED), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AS AMENDED, AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO  SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, AS AMENDED, ONLY (A) TO THE

COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, AS AMENDED, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE  IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AS AMENDED, AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2), (3) OR (7) OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AS AMENDED, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, AS AMENDED, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS  OF THE SECURITIES ACT, AS AMENDED, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, AS AMENDED.

THE HOLDER OF THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO ENGAGE IN ANY HEDGING TRANSACTION UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE HOLDER OF THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE, BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THESE LEGENDS.”

(B) Notwithstanding the foregoing, any Warrant issued pursuant to subparagraphs (a)(ii) or (a)(iii) to this Section 2(d) (and all Warrants issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(f)           General Provisions Relating to Transfers and Exchanges.

(i)                                     No service charge shall be made to a Holder of a Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(ii)                                  All Warrants issued upon any registration of transfer or exchange of Warrants shall be the duly authorized, executed and issued warrants for Class B Common Stock of the Company or such other Warrant Shares as may be issuable upon exercise of a Warrant in accordance with the terms of this Agreement, not subject to any preemptive rights, and entitled to the same benefits under this Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

(iii)                               shall be effective upon execution of an assignment substantially in the form set forth on Exhibit D hereto and delivery of such executed assignment to the Company.

(iv)                              In connection with the due presentment for the registration of a transfer of any Warrant, the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and the Company shall not be affected by notice to the contrary.

(g)          Transferability.

The Holder shall be entitled to transfer any interest in a Warrant without the prior written consent of the Company.  Any transfer of a Warrant  shall be effective upon execution of an assignment substantially in the form set forth on Exhibit D hereto and delivery of such executed assignment to the Company.

(h)         Replacement Warrants.

If any mutilated Warrant is surrendered to the Company and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue a replacement Warrant if the Company’s requirements are met.  If required by the Company, a customary indemnity must be supplied by the Holder that is sufficient in the reasonable judgment of the Company to protect the Company from any loss that any of them may suffer if a Warrant is replaced. The Company may charge for its reasonable out of pocket expenses in replacing a Warrant.

Every replacement Warrant is an additional Warrant of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrants duly issued hereunder.

(i)             Cancellation.

The Company shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation.  The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered for cancellation.

(j)            Restricted Actions.

For so long as any of the Warrants remain outstanding (and/or Warrant Shares issued as a result of exercise thereof), the Company shall not, and shall cause the Company’s Subsidiaries not to:

(i)                              directly or indirectly redeem, purchase or otherwise acquire any of the Company’s Common Stock or other equity interests unless the Company or its Subsidiaries shall also offer, on the same terms, to redeem, purchase or otherwise acquire the Warrants;

(ii)                           become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the right of the Company or any of its Subsidiaries to fulfill its obligations under this Agreement;

(iii)                        amend or modify the Company’s certificate of incorporation, bylaws or Stockholders Agreement in a manner which is adverse to the Holder in any material respect; or

(iv)                       agree or commit to any of the foregoing.

Section 3.                                           Exercise of Warrants; Terms of Warrants.

(a)                                        Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time and from time to time during the period commencing on April 26, 2017 (the “Beginning Date”) and ending at 5:00 p.m., New York City time on the Expiration Date (the “Exercise  Period”), to receive from the Company the number of fully paid and nonassessable Warrant Shares that the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price for all Warrant Shares being purchased (i) in cash, by wire transfer of immediately available funds, or by certified or official bank check payable to the order of the Company, (ii) on a net basis by tendering Warrants as set forth in the next sentence or (iii) any combination of cash or Warrants. Each Holder may elect, upon exercise of its Warrants during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Holder shall receive such number of Warrant Shares as shall equal the product of (A) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (B) the Cashless Exercise Ratio. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; provided that, to the extent the Warrant is not previously exercised as to all the Warrant Shares subject thereto, and if the then-current Fair Market Value of one Warrant Share is greater than the Exercise Price then in effect, then immediately prior to the Expiration Date, the Warrant shall be deemed automatically exercised on a “net basis” basis pursuant to this Section 3(a) (even if not surrendered).

(b)                           In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must surrender upon exercise the Warrant Certificate to the Company with the form of election to purchase on the reverse thereof properly completed and executed at the corporate office of the Company, and upon payment to the Company for the account of the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in accordance with Section 3(a) hereof.

(c)                                  Subject to the provisions of Section 4 hereof, upon compliance with clause (b) above, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or to the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled hereunder, together with cash as provided in Section 7 hereof; provided, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company or its Subsidiaries as described in Section 6(d) hereof, or a tender offer or an exchange offer for shares of Class B Common Stock (or other securities of the Company which then constitute Warrant Shares) shall be made, upon such surrender of Warrants and payment of the aggregate Exercise Price in accordance with Section 3(b) above, the Company shall, as soon as possible, but in any event not later than three Business Days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such Holder is entitled hereunder, together with cash as provided in Section 7 hereof. All certificates in this Section 3(c) shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the aggregate Exercise Price.

(d)                                 During the Exercise Period, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not exercised shall be executed by the Company, registered in such name or names as may be directed in writing by the Holder and delivered to the Person or Persons entitled to receive the same within 5 Business Days of the date on which such Warrant is exercised.

(e)                                  All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

(f)                                   Except as set forth in Section 6(b), Holders of unexercised Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company.

(g)                                  If at any time (i) the Company grants, issues or sells any Common Stock or other equity securities or equity interests in the Company or its Subsidiaries, or options, convertible securities, warrants or other rights to purchase Common Stock or other equity securities in the Company or its Subsidiaries (each “New Securities”) to any then current holder of the Company’s equity securities (other than issuances to the Company’s directors and employees, whether or not pursuant to a plan) then the Holders of the Warrants shall be entitled to acquire, upon the same terms and at the same price to be paid by any other holders of equity securities, a pro rata portion of the New Securities, and (ii) the Company, its Subsidiaries or the

Majority Equityholders purchase or acquire any warrants to purchase Common Stock or any Common Stock (the “Subject Securities”), then the Holders of the Warrants shall be entitled to acquire, upon the same terms and at the same price to be paid by the Company, its Subsidiaries or the Majority Equityholders, as applicable, a pro rata portion of the Subject Securities.  The Holders’ pro rata portion of the New Securities or Subject Securities, as applicable, shall be a percentage equal to the percentage of the total outstanding Common Stock such Holder would acquire if such Holder had held the number of  Warrant Shares acquirable upon complete exercise of the Warrant immediately before giving effect to the issuance of the New Securities or acquisition of the Subject Securities, as applicable.  If the consideration to be received by the Company for the New Securities is in a form other than cash (including, for the avoidance of doubt, a class of equity or debt of the Company which is being exchanged for the New Securities), the Holders of the Warrant shall be entitled to acquire its applicable share of the New Securities for cash equal to the Fair Market Value of such New Securities.  If the New Securities involve voting securities, the Company shall make available to the Holder of the Warrant, at such holder’s request, New Securities involving non-voting securities (except as otherwise required by law) which are otherwise identical to the New Securities involving voting securities and which non-voting securities are convertible or exchangeable into such voting securities on the same term as the Company’s Class B Common Stock is convertible into the Company’s Class A Common Stock.  In addition, for so long as any of the Warrants remain outstanding (and/or Warrant Shares issued as a result of exercise thereof), the Majority Equityholders shall not become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the right of the Majority Equityholders to fulfill their obligations under this Agreement.

(h)                                 Notwithstanding any other provision hereof, if an exercise of any portion of the Warrants is to be made in connection with an IPO or a Change of Control, the exercise of any portion of the Warrants may, at the election of the holder hereof, be conditioned upon the consummation of the IPO or a Change of Control in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

Section 4.                                           Payment of Taxes.

The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant.

Section 5.                                           Reservation of Warrant Shares.

(a)                                 The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class B Common Stock (or such other Warrant Shares as may be issuable upon exercise of a Warrant) and/or the authorized and issued Class B Common Stock (or such other Warrant Shares as may be issuable upon exercise of a Warrant) held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Class B Common

Stock which may then be deliverable upon the exercise of all outstanding Warrants.

(b)                                 The Company or, if appointed, the transfer agent for the Class B Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable as provided in Section 7 hereof. The Company shall furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 8 hereof.

(c)                                  The Company covenants that all Warrant Shares issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes (other than income taxes, if applicable), liens, charges and security interests with respect to the issuance thereof.

(d)                                 The Company shall from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on a principal securities exchange, automated quotation system or other market within the United States of America, if any, on which other shares of the Common Stock are then listed, if any.

Section 6.                                           Adjustment of Exercise Price and Number of Warrant Shares Issuable.

(a)                                 Adjustment for Change in Capital Stock.  If the Company (i) pays a dividend or makes a distribution on its Common Stock payable in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price and number of shares of Common Stock or capital stock of the Company, as applicable, issuable in connection with the exercise of any Warrant shall be proportionately adjusted so that, after giving effect to Section 6(e), the Holder of any Warrant exercised after such action may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action assuming the exercise of such Warrant immediately prior to such action, or, if applicable, the record date for such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If, after an adjustment pursuant to subclause (v) above, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall after such action be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6. Such adjustment shall be made successively whenever any event listed above shall occur.

Except as expressly provided in the Company’s certificate of incorporation with respect to voting powers, the Class A Common Stock and the Class B Common Stock of the Company shall be identical in all respects. In furtherance of the foregoing, the Company shall not, whether by merger, consolidation, amendment to its certificate of incorporation, operation of law or otherwise, effect any stock split, recapitalization or similar adjustment to any class of its Common Stock unless simultaneously in connection therewith it effects an identical stock split, recapitalization or similar adjustment to each other class of its Common Stock.

(b)                           Adjustment for Distributions. If the Company distributes to all holders of its Common Stock any of its assets (including cash), debt, or preferred stock or any rights or warrants to purchase assets (including cash), debt, or preferred stock or other securities of the Company (including Common Stock) (a “Liquidating Dividend”), the Company shall concurrently pay to each Holder of Warrants the amount of such Liquidating Dividend that would have been distributed to such Holder assuming the exercise of such Warrant immediately prior to such action or, if applicable, the record date for such action.

(c)                            Par Value of Shares of Common Stock. Before taking any action that would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each share of Class B Common Stock below the then par value per share of the Class B Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares upon exercise of the Warrants at the Exercise Price as so adjusted.

(d)                                 Reorganization of Company.  If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any Person, including in connection with a Change of Control, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the consummation of the transaction.  In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder of the Warrants representing a majority of the Warrant Shares obtainable upon exercise of all Warrants then outstanding) with respect to such Holders’ rights and interests to insure that the provisions of this Agreement shall thereafter be applicable to the Warrants.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of all of the Warrants then outstanding), the obligations of the Company hereunder.

(e)                            Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of the Warrant so as to protect the rights of the Holder; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares obtainable as otherwise determined pursuant to this Section 6.

(f)                             Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 6, each Warrant outstanding prior to the making of the adjustment shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N’	=	N	x	E
E’

where:

N’                                   =                                         the adjusted number of Warrant Shares issuable upon exercise of a Warrant.

N                                       =                                         the number or Warrant Shares previously issuable upon exercise of a Warrant.

E                                        =                                         the Exercise Price prior to adjustment.

E’                                    =                                         the adjusted Exercise Price.

(g)                                          Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

(h)                                   Actions by the Company.  The Company will not, by merger, consolidation, amendment to its certificate of incorporation, sale of all or substantially all of its or its Subsidiaries assets, operation of law or otherwise by any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants and (ii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of the Common Stock issuable after the action upon the exercise of all the Warrants would exceed the total number of shares of the Common Stock then authorized by the Company’s certificate of incorporation and available for the purposes of issue upon such exercise.

(i)                                       Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the Fair Market Value hereunder, such determination may be challenged by Holders holding in the aggregate a majority of the then outstanding Warrants (without regard to any Warrants then held by the Company or its Affiliates), and any dispute shall be resolved by an investment banking firm of national standing selected by the Company. The fee of such investment banking firm shall be paid by the Company.

Section 7.                                           Fractional Interests.

The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, within five (5) Business Days of the date such Warrant is presented for exercise, pay an amount in cash equal to the Fair Market Value per Warrant Share then, in lieu of issuing such fraction of a Warrant Share, as determined on the day immediately preceding the date such Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

Section 8.                                          Piggy-Back Registration.

(a)                               Piggy-Back Registration Rights. If the Company proposes to file a Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or S-8 (or any successor form)) with respect to any class of equity securities of the Company, whether or not for its own account, then the Company shall give written notice of such proposed filing to the Holders of Warrants as soon as practicable (but in no event fewer than 20 Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Warrant Shares as each such Holder may request in writing within 20 days after receipt of such written notice from the Company (which request shall specify the Warrant Shares intended to be disposed of by such Selling Holder) (a “Piggy-Back Registration”). Upon the written request of any such Selling Holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Selling Holder and the intended method of disposition of, which shall be on the same terms and conditions as the securities of the Company or other security holder included in the registration statement), the Company shall, subject to the terms of this Agreement, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered, on the same terms and conditions as the securities of the Company or other security holder included in the registration statement by inclusion of such Registrable Securities in the Registration Statement that covers the securities that the Company proposes to register; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Selling Holder and, thereupon, (i) in the case of a determination not to register shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

(b)                               Inclusion in Registered Offering; Withdrawal. The Company shall cause the managing underwriter or underwriters of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other selling security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to these provisions by giving written notice to the Company of its request to withdraw no less than fifteen Business Days prior to the effective date of such Registration Statement.

(c)                                Payment of Registration Expenses. The Company shall pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 8, and the Selling Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, relating to the sale of such Selling Holders’ Registrable Securities pursuant to this Section 8.

(d)                               Underwriter Cut-Back: Priority in Piggy-Back Registrations. If a registration pursuant to this Section 8 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, the Company shall, if requested by any Selling Holder and subject to the provisions of this Section 8, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Selling Holder among the securities to be distributed by such underwriters. If the managing underwriter of such underwritten offering shall, in writing, inform the Selling Holders requesting such registration and the holders of any of the Company’s other securities which shall have exercised registration rights in respect of such underwritten offering of its belief that the number of securities requested to be included in such registration would materially and adversely affect the success of such offering, then the Company shall be required to include in such Registration Statement only the amount of securities that it is so advised should be included in such registration. In such event:

(i)                               in cases initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (x) first, the securities that the Company proposes to register and (y) second, the securities that have been requested to be included in such registration by Selling Holders and by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata on the amount of securities sought to be registered by such Selling Holders and such Persons; it being expressly understood that the Company may not reduce the amount of Registrable Securities included in such registration unless it reduces the amount sought to be registered by such Persons on a pro rata basis) and

(ii)                            in cases not initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering as follows: (x) first, the securities that have been requested to be included in such registration by Selling Holders and other Persons entitled to exercise registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Holders and Persons); provided, that the Company may exclude securities sought to be registered by Selling Holders if (A) such registration is pursuant to a contractual “demand” registration right existing on the date hereof and such right expressly requires the Company to exclude such securities, and (B) all securities which the Company proposes to register are first excluded and (y) second, the securities which the Company proposes to register.

(e)                                Underwriter Cut-Back; Shelf Registration Rights. The number of Registrable Securities requested to be included in a Piggy-Back Registration is subject to reduction pursuant to Section 8(d)(ii)(x) above. If as a result of such reduction (including pursuant to the proviso of Section 8(d)(ii)(x), the holders of Registrable Securities are unable to include such Registrable Securities, the Company shall use commercially reasonable efforts to file a shelf Registration Statement on a Form S-3 or successor form (or if not available, any other then available Form) with respect to such Registrable Securities within 180 days, or such shorter time as the managing underwriter may agree, but in no event less than 30 days, of the effectiveness of such Registration Statement, and the Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective within 45 days of filing and to remain effective for a period of one year following the effective date.

(f)                                 Market Stand Off. Each Holder of Warrants and Registrable Securities agrees, that if requested by any managing underwriter in connection with any underwritten public offering of the Company’s securities, it will enter into customary “lock up” agreements pursuant to which it will agree not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Registrable Securities held by it for such period, not to exceed (i) one hundred eighty (180) days following consummation of an underwritten initial public offering, or (ii) ninety (90) days following the consummation of any other underwritten public offering, as such managing underwriter shall specify reasonably and in good faith.

Section 9.                                          Registration Procedures.

In connection with any Piggy-Back Registration, the Company shall (provided, that it shall not be required to take any action pursuant to this Section 9 that would, in an opinion of counsel to the Company, violate applicable law):

(a)                                 no fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), if requested, furnish to the Selling Holders, their counsel and the managing underwriters, if any, confidential copies of all such documents proposed to be filed, and cause the Officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such underwriters and to conduct a reasonable investigation within the meaning of the Securities Act; provided, that the Company shall not be deemed to have kept a Registration Statement effective if it voluntarily takes or fails to take any action that results in Selling Holders covered thereby not being able to sell such Registrable Securities pursuant to federal securities laws during that period;

(b)                                 Take such action as may be necessary so that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated herein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

(c)                                  Use commercially reasonable efforts to prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the amount of time that it is required to keep the Registration Statement effective in order to consummate the offering which gave rise to the registration rights granted herein, but no longer than one year; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

(d)                                Notify the Selling Holders, their counsel and the managing underwriters, if any, promptly (and in any case within two Business Days), and (if requested by any such Person), confirm such notice in writing:

(i)                                     (A)                              when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and (B) with respect to a Registration Statement or any post- effective amendment, when the same has become effective;

(ii)                                  of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information;

(iii)                               of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              if at any time any of the representations and warranties of the Company contained in any securities distribution agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in all material respects;

(v)                                 of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable

Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(vi)                              of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vii)                           of the Company’s reasonable determination that a post-effective amendment to such Registration Statement would be appropriate;

(e)                                 Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f)                                  If requested by the managing underwriters, if any, reasonably in advance of the filing thereof, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, reasonably agree should be included therein, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement;

(g)                                 Deliver to each Selling Holder, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

(h)                                Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Selling Holders of Registrable Securities to be sold or tendered for, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Selling Holder or underwriter reasonably requests in writing; provided, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to (i) cause its counsel to perform “blue sky” investigations and file registrations and qualifications required to be filed pursuant to this Section 9(h); (ii) use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective;

and (iii) use commercially reasonable efforts do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

(i)                                    In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (with appropriate CUSIP numbers) representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with DTC, and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Registrable Securities;

(j)                                    Use commercially reasonable efforts to cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required as a consequence of the nature of such Selling Holder’s business, in which case the Company shall cooperate in all reasonable respects at the expense of such Selling Holder with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

(k)                                 Upon the occurrence of any event contemplated by Section 9(d)(vi) or 9(d)(vii), as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Selling Holders of the occurrence of any event contemplated by Section 9(d)(vi) or 9(d)(vii) above, the Selling Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made;

(l)                                    Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration,

(i)                                      make such representations and warranties to the Selling Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the

Company (including with respect to businesses or assets acquired or to be acquired by it), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;

(ii)                                   obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing or sole underwriters, if any, addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters);

(iii)                                obtain customary “comfort” letters and updates thereof (including, if such registration includes an underwritten public offering, a “bring down” comfort letter dated the date of the closing under the underwriting agreement) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business which may hereafter be acquired by the Company for which financial statements and financial data are required to be included in the Registration Statement), addressed to each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and such other matters as reasonably required by the managing underwriter or underwriters and as permitted by the Statement on Auditing Standards No. 72;

(iv)                               if an underwriting agreement is entered into, the same shall contain customary covenants on the part of the Company and will provide that the Company will indemnify the Holders of Registrable Securities included in the registration statement and any underwriter with respect thereto against certain liabilities, including liabilities under the Securities Act; and

(v)                                  deliver such documents and certificates as may be reasonably requested by the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 9(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(m)                            Make available for inspection by one representative of the managing underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the Officers, directors, agents and employees of the Company (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such Inspector in connection with such Registration; provided, the Company may first require that such Persons agree to keep confidential any non-public information relating to the Company received by such Person and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 9(m)) until such information has been made generally available to the public (other than as a result of a disclosure or failure to safeguard by such Inspector) unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities (including the National Association of Insurance Commissioners, or similar organizations or their successors); without limiting the foregoing, no such information shall be used by such Inspector as the basis for any market transactions in securities of the Company or its Subsidiaries, if any, in violation of law;

(n)                                 Comply with all applicable rules and regulations of the SEC and make generally available to their security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

(o)                                 Use commercially reasonable efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement.

The Company may require each Selling Holder as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the applicable Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information promptly after receiving such request.

If any such Registration Statement refers to any Selling Holder by name or otherwise as the holder or any securities of the Company, then such Selling Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Selling Holder, to the effect that the holding by such Selling Holder of such securities is not to be construed as a recommendation by such Selling Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Selling Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Selling Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Selling Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

The Company agrees to indemnify and hold harmless each Selling Holder and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling Persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a shelf registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a shelf registration in reliance upon and in conformity with written information pertaining to such Selling Holder and furnished to the Company by or on behalf of such Selling Holder specifically for inclusion therein.

Section 10.                                    Representations and Warranties .

The Company represents and warrants to the Holder as follows, as of the Beginning Date:

(a)                           The Company is a corporation duly organized, validly existing and in good standing under the laws of the Delaware.  The Company has full power and authority to conduct its business as it is being conducted and to own or use the properties and assets that it purports to own or use.  The Company has full power and authority to execute and deliver this Warrant, to perform its obligations hereunder (including issuing Warrant Shares upon exercise of this Warrant) and to consummate the transactions contemplated hereby, and all action required on the part of the Company for such execution, delivery and performance has been duly and validly taken.  This Agreement constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(b)                           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) violate any applicable laws or other restriction of any governmental authority to which the Company is subject or any provision of the Company’s articles of incorporation, bylaws or Stockholders Agreement, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any Person the right to accelerate, terminate, modify or cancel any material agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.  The Company is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental authority in order for the parties to enter into this Agreement and consummate the transactions contemplated hereby.

(c)                            The Company’s capitalization consists of 1,296,200 shares of its common stock, 9,060 warrant shares and 106,609 option shares.   Except as set forth in the previous sentence, there are no outstanding common stock or other equity interests of the Company, no other ownership interests in common stock or other equity interests of the Company, no rights to acquire common stock or other equity interests of the Company, and no securities convertible into or exchangeable for common stock or other equity interests of the Company.  The Company has provided to the

Holder true and correct copies of the Company’s articles of incorporation, bylaws and any other documents governing or related to Common Stock or other equity interests of the Company.

(d)                           The Company shall reaffirm to the Registered Holder the representations and warranties set forth in this Section 10 and in Article 4 of the Credit Agreement as of the time of exercise of the Warrant (provided that, for purposes of the first sentence of Section 10(c), the Company may represent and warrant as to its then-current capitalization).

Section 11.                                    Notices to Warrant Holders.

(a)                                 Upon any adjustment of the Exercise Price pursuant to Section 6 hereof, the Company shall promptly thereafter cause to be given to each of the registered Holders of Warrants at the address appearing on the Warrant register for each such registered Holder a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

(b)                                 In the event:

(i)                                     that the Company shall authorize the issuance of rights, options or warrants to subscribe for or purchase shares of Common Stock, or of any other subscription rights or warrants (other than issuances to directors and employees of the Company whether or not pursuant to a plan);

(ii)                                  that the Company shall authorize a dividend or distribution to all holders of shares of Common Stock;

(iii)                               of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer by the Company to acquire shares of Common Stock;

(iv)                              of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

(v)                                 that the Company proposes to take any action that would require an adjustment of the Exercise Price pursuant to Section 6 hereof;

(vi)                              of any Change of Control;

(vii)                           the Company proposes to complete an IPO of its Common Stock; or

(viii)                 the Company, its Subsidiaries or the Majority Equityholders propose to purchase the Subject Securities as provided for in Section 3(g) hereof;

then the Company shall cause to be given to each registered Holder of Warrants at his address appearing on the Warrant register, at least five (5) Business Days prior to the applicable record date hereinafter specified (or in the case of events for which there is no record date, at least five (5) Business Days prior to such event), by electronic transmission or first-class mail, postage prepaid, a written notice stating the date such event will occur and, to the extent applicable, (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or (z) the earlier of the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or other transaction is expected to become effective or be consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other transactions. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

The Company shall not, whether by merger, consolidation, amendment to its Certificate of Incorporation, operation of law or otherwise, effect any stock split, recapitalization or similar adjustment to any class of its Common Stock unless (i) simultaneously in connection therewith the Company effects an identical stock split, recapitalization or similar adjustment to each other class of the Common Stock or (ii) the Company obtains the prior written consent of holders holding a majority of the then outstanding shares of Class B Common Stock and warrants for Class B Common Stock (including the Warrants hereunder), excluding Warrants held by the Company or any of its affiliates, voting together as a separate class, on an as-if exercised basis.

Section 12.                                    Notices to Company.

Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and shall be deemed delivered (a) one (1) Business Day after depositing such writing with a reputable overnight courier for next day delivery, (b) three (3) Business Days after depositing such writing in the United States mail, postage paid, and registered or certified with return receipt requested or (c) upon delivering such writing to the recipient in person, by courier or by facsimile transmission (if the facsimile is sent during normal business hours of the recipient; but if not, then such notice shall be deemed given on the next business day).  Such communications, to be valid, must be addressed as follows:

To the Company:

Jack Cooper Enterprises, Inc.

1100 Walnut Street, Suite 2400

Kansas City, Missouri 64106

Attention: Theo Ciupitu, General Counsel,

tciupitu@jackcooper.com

With a copy to:

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: Keith M. Townsend

Carrie A. Ratliff

ktownsend@kslaw.com,

cratliff@kslaw.com

To the Holder:

Solus Alternative Asset Management LP

410 Park Avenue

New York, NY 10022

Attention: Tom Higbie

Jon Zinman

thigbie@soluslp.com

jzinman@soluslp.com

With a copy to:

Kirkland & Ellis LLP

333 S. Hope Street, 29th Floor

Los Angeles, CA 90071

Attention: Tana Ryan

tryan@kirkland.com

Section 13.                                    Supplements and Amendments.

Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders of Warrants shall require the written consent of the Holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each Holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement).

Section 14.                                    Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Investors shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 15.                                    Termination.

This Agreement shall terminate at 5:00 p.m., New York City time on the Expiration Date.

Section 16.                                    Governing Law.

(a)                                 This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York, without regard to principles of conflicts of laws, and for all purposes shall be construed in accordance with the internal laws of said State.

(b)                                 Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of Supreme Court of New York, New York County and the United States District Court for the Southern District of New York, New York County and waives trial by jury in any action or proceeding with respect to this Agreement.

Section 17.                                    Benefits of This Agreement.

Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company and the registered Holders of Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the registered Holders of Warrants.

Section 18.                                    Counterparts.

This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

JACK COOPER ENTERPRISES, INC.

By:	/s/ T. Michael Riggs
Name: T. Michael Riggs
Title: Chief Executive Officer

[Signature Page to Warrant Agreement]

SOLA LTD

By: Solus Alternative Asset Management LP
Its: Investment Advisor

By:	/s/ C.J. Lanktree
Name: C.J. Lanktree
Title: Partner

ULTRA MASTER LTD

By: Solus Alternative Asset Management LP
Its: Investment Advisor

By:	/s/ C.J. Lanktree
Name: C.J. Lanktree
Title: Partner

SOLUS OPPORTUNITIES FUND 5 LP

By: Solus Alternative Asset Management LP
Its: Investment Advisor

By:	/s/ C.J. Lanktree
Name: C.J. Lanktree
Title: Partner

[Signature Page to Warrant Agreement]

MAJORITY EQUITYHOLDERS, solely for purposes of Section 3(g)

MICHAEL RIGGS

By:	/s/ T. Michael Riggs

The T. Michael Riggs Irrevocable Trust of 2014

By	/s/ Theresa Lynn Riggs
Theresa Lynn Riggs, as Co-Trustee of the T. Michael Riggs Irrevocable Trust of 2014 (Delaware)

By	/s/ Janet Brown
Janet Brown, as Co-Trustee of the T. Michael Riggs Irrevocable Trust of 2014 (Delaware)

[Signature Page to Warrant Agreement]

EXHIBIT A

THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, AS AMENDED), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AS AMENDED, AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO  SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT, AS AMENDED, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, AS AMENDED, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, AS AMENDED, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AS AMENDED, AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “INSTITUTIONAL ACCREDITED INVESTOR”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’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D)

OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, AS AMENDED.

THE HOLDER OF THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO ENGAGE IN ANY HEDGING TRANSACTION UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE HOLDER OF THIS SECURITY AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE, BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR ANY INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THESE LEGENDS.

JACK COOPER ENTERPRISES, INC.

WARRANT CERTIFICATE

Certificate No. [ ]	[ ] Warrants
Date: October 28, 2016

Reference is hereby made to the Warrant Agreement, dated as of October 28, 2016 (as it may be amended from time to time, the “Warrant Agreement”), between Jack Cooper Enterprises, Inc., a Delaware corporation, as issuer (the “Company”) and [      ], as the investor. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement.

This Warrant Certificate certifies that [    ] (“Solus”), or its registered assigns, is the registered Holder of [      ] Warrants to purchase shares of Class B Common Stock, par value $0.0001 of the Company.  Each Warrant entitles the registered Holder upon exercise at any time during the Exercise Period to receive from the Company one fully paid and nonassessable share of Class B Common Stock at an exercise price of $0.01 per share (subject to adjustment as provided in the Warrant Agreement, the “Exercise Price”), payable upon surrender of this Warrant Certificate and payment of the Exercise Price, but only subject to the conditions set forth herein and in the Warrant Agreement.  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

No Warrant may be exercised after the Expiration Date.  To the extent not exercised by such time, any such Warrant shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws.

*  *  *  *  *  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

JACK COOPER ENTERPRISES, INC.

By:
Name:
Title:

Dated: October , 2016

[Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the Holder on exercise to receive shares of Class B Common Stock, and are issued pursuant to the Warrant Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants.

Warrants may be exercised during the Exercise Period and at any time on or before the Expiration Date.  In order to exercise all or any of the Warrants represented by this Warrant Certificate, the Holder must deliver to the Company this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed and signed, which signature shall be medallion guaranteed by an institution which is a member of a securities transfer association recognized signature guarantee program, together with any other documents or certifications as may be required under the Warrant Agreement with respect to such exercise and upon payment to the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised.  No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted.  If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Class B Common Stock issuable upon the exercise of each Warrant shall be adjusted.  No fractions of a share of Class B Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered to the Company, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

The Company may deem and treat the registered Holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitle any Holder hereof to any rights of a stockholder of the Company.

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant)

Reference is hereby made to the Warrant Agreement, dated as of October 28, 2016 (as it may be amended from time to time, the “Warrant Agreement”), between Jack Cooper Enterprises, Inc., a Delaware corporation, as issuer (the “Company”), and the investors named therein. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement.

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                    shares of Class B Common Stock and herewith tenders payment for such shares to the order of JACK COOPER ENTERPRISES, INC., [cash] [Warrants] equal [in Fair Market Value]  [in principal amount] to $                 in accordance with the terms hereof.  The undersigned requests that a certificate for such shares be registered in the name of                   , whose address is                          and that such shares be delivered to                          , whose address is                             .  If said number of shares is less than all of the shares of Class B Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                       , whose address is                             , and that such Warrant Certificate be delivered to                             , whose address is                            .

Signature

Date:

Signature Guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Company, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“Stamp”) or such other “signature guarantee program” in addition to, or in substitution for, Stamp, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Jack Cooper Enterprises, Inc.

1100 Walnut Street, Suite 2400

Kansas City, Missouri 64106

Re: Warrants to Purchase Class B Common Stock of Jack Cooper Enterprises, Inc.

Reference is hereby made to the Warrant Agreement, dated as of October 28, 2016 (the “Warrant Agreement”), between Jack Cooper Enterprises, Inc., as issuer (the “Company”), and [Solus Alternative Asset Management LP]. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement.

(the “Transferor”) owns and proposes to transfer the                       Warrant[s] or an interest in such Warrant[s] specified in Annex A hereto (the “Transfer”) to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

CHECK ALL THAT APPLY

1.                                      ☐ Check if Transferee Will Take Delivery of a Restricted Warrant Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly, the Transferor hereby further certifies that the Warrant is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Warrant for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable “blue sky” securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Warrant Certificate, and in the Warrant Agreement and the Securities Act.

2.                                                                                      ☐ Check if Transferee Will Take Delivery of a Restricted Warrant Pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period (as defined under Regulation S), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Warrant Certificate, and in the Warrant Agreement and the Securities Act.

3.                                      ☐ Check and Complete if Transferee Will Take Delivery of a Restricted Warrant Pursuant to any Provision of the Securities Act  other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Warrants and pursuant to and in accordance with the Securities Act and any applicable “blue sky” securities laws of any state of the United States, and accordingly, the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐ such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)                                  ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act, and the Transfer complies with the transfer restrictions applicable to the Warrants and the requirements of the exemption claimed, which certification is supported by (1) a certificate reasonably satisfactory to the Company, executed by the Transferee regarding the transferee’s accredited investor status and (2) if the Company requests, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor is attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the Warrant will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Warrant Certificate, and in the Warrant Agreement and the Securities Act.

4.                                      ☐ Check if Transferee Will Take Delivery of an Unrestricted Warrant.

(a)                                 ☐ Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable “blue sky” securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant

Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Warrant Certificate and in the Warrant Agreement.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable “blue sky” securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Warrant Certificate and in the Warrant Agreement.

(c)                                  ☐ Check if Transfer is Pursuant to Another Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable “blue sky” securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Warrant Certificate and in the Warrant Agreement.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Jack Cooper Enterprises, Inc.

1100 Walnut Street, Suite 2400

Kansas City, Missouri 64106

Re: Warrants to Purchase Class B Common Stock of Jack Cooper Enterprises, Inc.

Reference is hereby made to the Warrant Agreement, dated as of October 28, 2016 (the “Warrant Agreement”), between Jack Cooper Enterprises, Inc., as issuer (the “Company”), and Solus Alternative Asset Management LP. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Warrant Agreement.

, (the “Owner”) owns and proposes to exchange                                     Warrant[s] or interests in such Warrant[s] specified herein (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that, in connection with the Owner’s Exchange of a Restricted Warrant for an Unrestricted Warrant, the Owner hereby certifies that: (i) the Unrestricted Warrant is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Warrants and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Warrant is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

	By:	Name:
Title:

Dated:

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EXHIBIT D

FORM OF ASSIGNMENT

Jack Cooper Enterprises, Inc.

1100 Walnut Street, Suite 2400

Kansas City, Missouri 64106

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[  ]

the right to purchase up to [  ] warrants to purchase shares of the Class B Common Stock of JACK COOPER ENTERPRISES, INC., a Delaware corporation (the “Company”), represented by Warrant [Number]/[Numbers] [  ], to the extent of shares as to which such right is exercisable, and does hereby irrevocably constitute and appoints [  ] attorney to transfer the said warrant on the books of the Company with full power of substitution in the premises.

Dated: [ ], [ ]

[ ]

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